UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Tessera Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TESSERA TECHNOLOGIES, INC.

3025 Orchard Parkway

San Jose, CA 95134

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 23, 2013

This supplement to the proxy statement dated May 15, 2013, which we refer to as the second proxy statement supplement, is being sent to you in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of Tessera Technologies, Inc. (together with its subsidiaries, herein referred to as the “Company”), a Delaware corporation, to be held at 10:00 a.m. Pacific Daylight Time on Thursday, May 23, 2013 and at any adjournments or postponements thereof. The Annual Meeting will be held at Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134. This second proxy statement supplement updates the definitive proxy statement dated April 16, 2013 and previously mailed to you on or about April 17, 2013, which we refer to in this second proxy statement supplement as the proxy statement, as well as the supplement filed as definitive additional material on Schedule 14A dated May 3, 2013 and previously mailed to you on or about May 7, 2013, which we refer to in this second proxy statement supplement as the first proxy statement supplement. We have made this second proxy statement supplement, which should be read in conjunction with the proxy statement and the first proxy statement supplement, available to stockholders beginning on May 15, 2013. The Board of Directors has fixed the close of business on April 12, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournments of the Annual Meeting, which is the same record date specified in the proxy statement.

The information provided in the proxy statement and first proxy statement supplement continues to apply, except as described below in this second proxy statement supplement. To the extent information in this second proxy statement supplement differs from, updates or conflicts with information contained in the proxy statement or the first proxy statement supplement, the information in this second proxy statement supplement is the more current information. If you need another copy of the proxy statement, first proxy statement supplement or this second proxy statement supplement, you may obtain it free of charge from us by directing such request to Investor Relations at (408) 321-6000, send an e-mail request to ir@tessera.com, or write to c/o Investor Relations, Tessera Technologies, Inc., 3025 Orchard Parkway, San Jose, CA 95134.

Supplemental Disclosures

IMPORTANT. PLEASE READ THE FOLLOWING DISCLOSURE REGARDING YOUR VOTE!

As previously announced, our Board of Directors amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to fix the size of the Board of Directors at eight directors. In addition to this expansion, the Company also announced its intention to run a slate of only six nominees for the eight available seats on the Board of Directors at the Annual Meeting, effectively assuring that Starboard Value and Opportunity Master Fund Ltd and its affiliates and director nominees (together, “Starboard”) will obtain representation of at least two of its nominees to the Company’s Board of Directors. Furthermore, on April 29, 2013 the Company offered to provide a waiver of the deadline for advance notice of stockholder nominees provisions in the Bylaws to Starboard, to permit Starboard to provide notice of an additional two nominees should Starboard determine to run a full eight-person slate of nominees. The Company stated that the waiver required that Starboard provide such notice of its additional nominees by May 9, 2013. In a letter from counsel for Starboard, dated May 2, 2013, counsel for Starboard stated that Starboard will not be nominating any additional directors “at this time.” On May 10, 2013, the waiver of the advance notice of stockholder nominees provisions of the Bylaws to Starboard expired without the receipt of a notice from Starboard. Although the Company offered to provide Starboard a waiver of the advance notice provisions in the Bylaws in order to permit Starboard to run a full eight-person slate of nominees, Starboard’s decision not to avail itself of such waiver has the effect of assuring that two of the Company’s nominees will be elected, as Starboard is only running a six-person slate for an eight-member board.

Stockholders should be aware that the Company’s advance notice of stockholder nominees provision has expired for all stockholders. If a stockholder wishes to nominate another nominee for director and solicit proxies on their behalf, please send such inquiry to our Secretary at our principal executive offices at the address set forth above and the Company’s Board of Directors will consider such request. Absent a waiver from the Company’s Board of Directors, the Company will not count any write-in votes on the GOLD proxy card for any individual that has not been nominated in accordance with the advance notice provisions of the Bylaws.

In addition, we want to inform our stockholders that the Staff of the United States Securities and Exchange Commission (the “SEC”) has objected to the Company’s form of supplemental proxy card that we furnished to you with the first proxy statement supplement on the basis that, in the SEC’s view, the Company’s form of supplemental proxy card does not satisfy Rule 14a-4(d)(1) of Regulation 14A under the Securities Exchange Act of 1934. Rule 14a-4(d)(1) of Regulation 14A states that “No proxy shall confer authority to vote for the election of any person to any office for which a bona fide nominee is not named in the proxy statement,” and Rule 14a-4(d) defines a bona fide nominee as a person who has consented to being named in the soliciting person’s proxy statement and to serving if elected. In response, we have advised the Staff of the SEC that we respectfully disagree with this position on the basis of, among other things, the following:

•	The Company is not seeking authority to vote for any individual in the election other than the six Company nominees.

•	The Company does not make any recommendation as to who the stockholders should write in on the Company’s proxy card, if anyone.

•	The proxy card merely provides a space to write in the names of individuals should a stockholder desire to do so, but does not suggest or require the stockholders to do so.

•	The proxy card does not name any particular person or persons to choose from and does not limit whom a stockholder might write in on the space provided.

•

Each of the Starboard nominees has consented to serve on the Board of Directors of the Company if elected in order to be named as nominees in Starboard’s definitive proxy statement and pursuant to the advance notice provisions of the Bylaws, Starboard has represented to the Company that the Starboard nominees have so consented.

•

To the extent that a Company stockholder desires to consider a Starboard nominee for election to our Board of Directors, Starboard has put out ample disclosure about them—presumably what the requirement for a nominee to be named in a proxy statement in order to be a “bona fide” nominee is designed to address.

•

As the SEC has consistently recognized—including most recently with its adoption of new and amended rules to facilitate proxy access—the federal proxy rules should provide stockholders with the most effective methods to communicate their views to the Board of Directors on matters to be acted upon. We believe that providing a write in mechanism enfranchises the Company’s stockholders since they would not otherwise have a means to vote for a full slate of directors unless they showed up at the meeting and voted in person and in light of the Board of Directors’ decision to expand its size, giving stockholders this right is consistent with principles of good governance and the Delaware court’s view that the right to vote is sacrosanct.

Furthermore, the Company understands that the Staff of the SEC has instructed Broadridge Financial Solutions, Inc. (“Broadridge”) not to tabulate any votes submitted on the revised voting instruction form or electronic voting system (the “Revised VIF”) prepared by and distributed to beneficial holders by Broadridge on or before May 8, 2013. Stockholders should be aware that as a result, although it is the Company’s intention to fully enfranchise stockholders and to preserve all available legal remedies to give effect to all stockholder votes on the Revised VIF or the Company’s form of supplemental proxy card and to strongly urge Broadridge to tabulate and submit any votes received by it on the Revised VIF, your votes on the Revised VIF or the Company’s form of supplemental proxy card may ultimately be deemed invalid in any subsequent litigation. We do note, however, that the SEC has raised no objection with respect to the use of the Company’s original form of GOLD proxy card or Broadridge’s original voting instruction form or electronic voting system which accompanied the proxy statement.

It has also been brought to our attention that Institutional Shareholder Services issued a report on May 12, 2013 (the “ISS Report”) recommending that the Company’s stockholders vote FOR the Company’s nominees, plus two of Starboard nominees named therein. We note that page 4 of the ISS Report incorrectly states that the Company’s form of supplemental proxy card was approved by the SEC. In addition, notwithstanding page 4 of the ISS Report, the Company’s form of supplemental proxy card and the Revised VIF do not limit a stockholder’s vote to only two write in nominees. The Company’s form of supplemental proxy card states that a stockholder may cross off the names of the Company’s nominees and replace them with write-in candidates to vote for up to eight total nominees.

We urge stockholders to vote on the enclosed GOLD proxy card FOR John Chenault, Richard S. Hill, John H. F. Miner, David C. Nagel, Christopher A. Seams and Timothy J. Stultz and simply discard any WHITE proxy card they may receive from Starboard. Stockholders should be advised that they CANNOT use Starboard’s WHITE proxy card to vote for any of Messrs. Chenault, Hill, Miner, Nagel, Seams and Stultz.

By Order of the Board of Directors

TESSERA TECHNOLOGIES, INC.

Sincerely,

/s/ BERNARD J. CASSIDY

BERNARD J. CASSIDY Secretary

San Jose, California

May 15, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 23, 2013: This Second Proxy Statement Supplement, the First Proxy Statement Supplement, the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 are available for viewing, printing and downloading at www.ViewOurMaterial.com/TSRA and www.proxyvote.com.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., who is assisting the Company in the solicitation of proxies:

105 Madison Avenue New York, New York 10016

Stockholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions

IMPORTANT

The Board urges you NOT to sign any proxy card sent to you by Starboard. If you have already signed any Starboard proxy card, you have every legal right to change your vote by executing and dating the enclosed GOLD proxy card, and returning it in the postage-paid envelope provided, or by voting by telephone or via the Internet by following the instructions provided on the enclosed GOLD proxy card.